**HEIN** & ASSOCIATES LLP
*Certified Public Accountants and Advisors*

July 21, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Commissioners:

We have read Basic Earth Science Systems, Inc.'s statements included under Item 4.01 of its Form 8-K filed on July 18, 2008, and we agree with such statements included in paragraph 4(a) concerning our firm.

Hein & Associates LLP

***HEIN** & ASSOCIATES LLP*

cc: Mr. Joseph Young
Chief Financial Officer
Basic Earth Science Systems, Inc.
633 17th Street, Suite 1645
Denver, CO 80202

717 17th Street, 16th Floor
Denver, Colorado 80202
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com